                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999, except for the fourth paragraph of Note 1.J. as to which the date is May 4, 1999, in the Registration Statement (Form S-3) and related Prospectus of Covad Communications Group, Inc. for the registration of 13,000,000 shares of its common stock.

                                      /s/ ERNST & YOUNG LLP

San Jose, California

November 1, 1999